UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2003

COMMISSION FILE NUMBER 1-9533

WORLD FUEL SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	59-2459427 (I.R.S. Employer Identification No.)

700 South Royal Poinciana Blvd., Suite 800 Miami Springs, Florida (Address of principal executive offices)	33166 (Zip Code)

Registrant’s telephone number, including area code: (305) 884-2001

Item 5.     Other Events and Regulation FD Disclosure

Amendment to Registrant’s By-laws

On February 19, 2003, the Board of Directors amended the Company’s By-laws to add new indemnity provisions, which appear as Article 8 of the By-laws. Attached as Exhibit 99.1 to this Report is a copy of the Company’s By-laws, amended and restated in their entirety and including the new Article 8 provisions. The Board of Directors also adopted a form of indemnification agreement which will be entered into between the Company and each of its directors, including employee directors. A copy of the indemnification agreement is attached as Exhibit 99.2 to this Report.

The purpose of the By-law amendment and the indemnification agreements is to provide the Company’s directors indemnification protection against certain liabilities, to the full extent permitted by law. The Board of Directors believes that these indemnity provisions are necessary in order to enable the Company to attract qualified and experienced persons to serve on its Board of Directors.

Appointment of Registrant’s Directors

On February 20, 2003, we announced the appointment of J. Thomas Presby to the Board of Directors. Mr. Presby, 63, spent 30 years as a partner in Deloitte & Touche Tohmatsu (DTT), one of the world’s leading public accounting firms, before taking mandatory retirement in June of 2002. At the time of his retirement, Mr. Presby was serving as Deputy Chief Executive Officer of DTT, a position he held since 2001. Prior to that Mr. Presby served as Deputy Chairman and Chief Operating Officer of DTT (1995-2000); Chief Executive Officer (and founder) of Deloitte & Touche Central Europe (1990-1995); Chief Executive Officer Europe (1992-1994) and Managing Partner (and founder), Financial Services Center (1982-1990).

“As a fast growing international services company we are delighted to have someone of Tom’s extensive global experience join our board,” said Paul H. Stebbins, Chairman and Chief Executive Officer. “His deep international background in finance, financial services, business operations and management will add tremendous value as we work to realize our strategic vision for the future.”

“Tom Presby is a welcome addition to our board,” said Myles Klein, independent director and chairman of the audit committee. “We are confident he will help us in our efforts to set the standard for best practices in the area of corporate governance and support management in their efforts to grow the business and build shareholder value.”

Mr. Presby currently serves on the following boards: The German Marshall Fund of the USA (Chairman audit committee); GreenPoint Financial Corp. (NYSE), member, audit committee; PracticeWorks (AMEX), Chairman, audit committee. Mr. Presby’s previous board experience includes Rutgers University; Carnegie Mellon University Graduate School of Business; the French American Foundation; and numerous US and foreign Deloitte

Touche Tohmatsu boards. Mr. Presby is also currently active in commercial dispute resolution, acting as an arbitrator, mediator and expert witness.

Item 7.     Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description
99.1	Amended and restated by-laws dated February 19, 2003.
99.2	Director Indemnification agreement.
99.3	Press Release dated February 20, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 20, 2003	World Fuel Services Corporation

/s/ Michael J. Kasbar
Michael J. Kasbar
President and Chief Operating Officer

/s/ Francis X. Shea
Francis X. Shea
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)